Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

The following is a list of subsidiaries of the company as of December 31, 2015, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

SUBSIDIARY NAME	JURISDICTION OF INCORPORATION / FORMATION
Alpharma (Bermuda) Investments Ltd.	Bermuda
Alpharma (Bermuda) Ltd.	Bermuda
Alpharma (Bermuda), LLC	United States
Alpharma (Luxembourg) S.A.R.L. y Compania Limitada	Chile
Alpharma (Luxembourg) S.àr.l.	Luxembourg
Alpharma Animal Health (Beijing) Trading Co., Ltd.	China
Alpharma Animal Health (Hong Kong) Co. Limited	Hong Kong
Alpharma Animal Health Company	United States
Alpharma Bermuda G.P.	Bermuda
Alpharma Canada Corporation	Canada
Alpharma do Brasil Ltda.	Brazil
Alpharma Euro Holdings, LLC	United States
Alpharma Holdings (Barbados) SRL	Barbados
Alpharma Pharmaceuticals (Thailand) Limited	Thailand
Alpharma, LLC	United States
Animal Health Holdings C.V.	Netherlands
Continental Farmaceutica SPRL	Belgium
Embrex LLC	United States
Empresa Zoetis de Mexico S.A. de C.V.	Mexico
Fort Dodge Animal Health Limited	United Kingdom
Jilin Zoetis Guoyuan Animal Health Co., Ltd.	China
KL Products Inc.	Canada
KL Products USA, Inc.	United States
Mikjan Corporation	United States
PAH 7V6 Holding Limited	Hong Kong
PAH Amazon Holdings Sarl	Luxembourg
PAH CHHK Holding B.V.	Netherlands
PAH Egypt Holding B.V.	Netherlands
PAH Holdings LLC	United States
PAH India Holdco LLC	United States
PAH India Holding 1 B.V.	Netherlands
PAH Luxembourg 1 SARL	Luxembourg
PAH Luxembourg 2 SARL	Luxembourg
PAH Luxembourg 3 SARL	Luxembourg
PAH Luxmex SARL	Luxembourg
PAH Mexico Holdco SARL	Luxembourg
PAH Netherlands 1 Cooperatief U.A.	Netherlands
PAH Netherlands 2 B.V.	Netherlands
PAH Nominee 2 B.V.	Netherlands
PAH Nominee B.V.	Netherlands
PAH Oceania B.V.	Netherlands
PAH PM LLC	United States
PAH Portugal Holding B.V.	Netherlands
PAH Russia Holding B.V.	Netherlands
PAH Spain, S.L.	Spain

SUBSIDIARY NAME	JURISDICTION OF INCORPORATION / FORMATION
PAH Turkey Holding B.V.	Netherlands
PAH Velvet B.V.	Netherlands
PAH Venezuela Holding B.V.	Netherlands
PAH West Europe SARL	Luxembourg
Pharmaq Analytiq AS	Norway
Pharmaq AS	Norway
Pharmaq AS Chile Limitada	Chile
Pharmaq AS Service SpA	Chile
Pharmaq AS Technika SpA	Chile
Pharmaq CA Panama Inc.	Panama
Pharmaq Holding AS	Norway
Pharmaq Hong Kong Limited	Hong Kong
Pharmaq Ltd	United Kingdom
Pharmaq Spain Aqua SL	Spain
Pharmaq Veterinar Ecza Deposu ve su Urunleri Ticaret Ltd Ski	Turkey
Pharmaq Vietnam Company Limited	Vietnam
PT Zoetis Animalhealth Indonesia	Indonesia
Salar MidCo AS	Norway
Salar TopCo AS	Norway
Synbiotics Europe S.A.S.	France
Synbiotics LLC	United States
Zoetis (Shenzhou) Manufacturing Co., Ltd.	China
Zoetis (Thailand) Limited	Thailand
Zoetis Animal Health Limited	United Kingdom
Zoetis Argentina S.R.L.	Argentina
Zoetis Australia Pty Ltd	Australia
Zoetis Australia Research & Manufacturing Pty Ltd	Australia
Zoetis B.V.	Netherlands
Zoetis Belgium S.A.	Belgium
Zoetis Biotech Manufacturing Limited	Taiwan
Zoetis Canada Inc.	Canada
Zoetis Česká republika, s.r.o.	Czech Republic
Zoetis Colombia S.A.S.	Colombia
Zoetis Costa Rica, S.R.L.	Costa Rica
Zoetis de Chile S.A.	Chile
Zoetis de Uruguay S.R.L.	Uruguay
Zoetis Deutschland GmbH	Germany
Zoetis Egypt Import LLC	Egypt
Zoetis Egypt LLC	Egypt
Zoetis Egypt Pharmaceuticals LLC	Egypt
Zoetis Egypt Trading LLC	Egypt
Zoetis Enterprise Management (Shanghai) Co., Ltd.	China
Zoetis Finland Oy	Finland
Zoetis France	France
Zoetis Hayvan Sagligi Ltd. Sti.	Turkey
Zoetis Hellas S.A.	Greece
Zoetis Holdings LLC	United States
Zoetis Hungary Kft.	Hungary
Zoetis India Limited	India
Zoetis Indústria de Produtos Veterinários Ltda.	Brazil
Zoetis International Services	France
Zoetis Ireland Limited	Ireland

SUBSIDIARY NAME	JURISDICTION OF INCORPORATION / FORMATION
Zoetis Israël Holding B.V.	Netherlands
Zoetis Italia S.r.l.	Italy
Zoetis Japan Holding B.V.	Netherlands
Zoetis Japan K.K.	Japan
Zoetis Korea Ltd.	Korea, Republic of
Zoetis Lietuva UAB	Lithuania
Zoetis LLC	United States
Zoetis Luxembourg Holding S.à r.l.	Luxembourg
Zoetis Malaysia Sdn. Bhd.	Malaysia
Zoetis Manufacturing & Research Spain, S.L.	Spain
Zoetis Manufacturing Italia S.R.L.	Italy
Zoetis Medolla Manufacturing S.R.L.	Italy
Zoetis Mexico, S. de R.L. de C.V.	Mexico
Zoetis Netherlands 1 B.V.	Netherlands
Zoetis Netherlands 2 B.V.	Netherlands
Zoetis Netherlands 3 B.V.	Netherlands
Zoetis Netherlands Holdings B.V.	Netherlands
Zoetis New Zealand Limited	New Zealand
Zoetis OOO	Russian Federation
Zoetis Österreich GmbH	Austria
Zoetis Overseas Holding Cooperatief U.A.	Netherlands
Zoetis Overseas Services Inc.	United States
Zoetis Panama S. de R.L.	Panama
Zoetis Pharmaceutical Research Private Limited	India
Zoetis Philippines Inc.	Philippines
Zoetis Polska sp. z o.o	Poland
Zoetis Portugal, Lda.	Portugal
Zoetis Products Inc.	United States
Zoetis Romania SRL	Romania
Zoetis S.R.L.	Peru
Zoetis Salud Animal de Bolivia S.A.	Bolivia
Zoetis Schweiz GmbH	Switzerland
Zoetis Services LLC	United States
Zoetis Singapore Pte. Ltd.	Singapore
Zoetis South Africa (Pty) Ltd.	South Africa
Zoetis Spain, S.L.	Spain
Zoetis Suzhou Manufacturing Co., Ltd.	China
Zoetis Taiwan Limited	Taiwan
Zoetis Treasury Center BVBA	Belgium
Zoetis UK Limited	United Kingdom
Zoetis Ukraine LLC	Ukraine
Zoetis US LLC	United States
Zoetis Vietnam Limited Liability Company	Vietnam
Zoetis Weesp B.V.	Netherlands
Zoetis WLC LLC	United States
Zoetis Yantai Manufacturing Co., Ltd.	China
Zoetis, C.A.	Venezuela
ZOETISECUADOR Cia. Ltda.	Ecuador